Exhibit 10-1

                          REVOLVING CREDIT AGREEMENT

     This Revolving Credit Agreement, dated as of June 28, 2000 (this "Agreement"), is among Euronet Services Inc., a Delaware corporation (the "Borrower"), the Lenders listed on the signature pages below. In consideration of the terms and conditions contained herein, and of any loans or other extensions of credit made now or hereafter to the Borrower by the Lenders, the parties agree as follows:

                                  ARTICLE I.
                                  ----------

                                  DEFINITIONS
                                  -----------

     The terms listed below are defined as follows for purposes of this
Agreement:

     "Advance" means an advance of funds made hereunder by the Lenders to the Borrower.

     "Aggregate Outstanding Credit Exposure" means, as of any day, the aggregate of the Outstanding Credit Exposure of all the Lenders.

     "Aggregate Revolving Commitment" means the aggregate of the Revolving Commitments of all of the Lenders; provided, however, that so long as Borrower is not in Default under this Agreement, the aggregate of the Revolving Commitments shall not be less than Four Million Dollars ($4,000,000.00).

     "Agreement" means this agreement, as it may be amended or modified and in effect from time to time.

     "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time in the United States of America, applied in a manner consistent with that used in preparing the financial statements referred to in Section 4.1.4.
                          -------------

     "Article" means an article of this Agreement unless another document is specifically referenced.

     "Authorized Officer" means, with respect to the Borrower, any of its President or Vice Presidents.

     "Borrower" means Euronet Services Inc., a Delaware corporation.

     "Borrowing Date" means a date on which an Advance is made hereunder, provided that no Borrowing Date may occur later than the date falling six months after the date hereof (and if such date falling six months after the date hereof is not a Business Day, the final Borrowing Date may occur on the next succeeding Business Day).

     "Borrowing Notice" is defined in Section 2.5.
                                      -----------

     "Business Day" means a day (other than a Saturday or Sunday) on which banks generally are open in Kansas City and New York for the conduct of substantially all of their commercial lending activities.

     "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Charges" shall mean all national, federal, state, county, city, municipal, and/or other governmental taxes, levies, assessments, charges, liens, claims or encumbrances upon and/or relating to (i) the Obligations, (ii) the Borrower's employees, payroll, income and/or gross receipts, (iii) Borrower's ownership and/or use of any of its assets, or (iv) any other aspect of Borrower's business.

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "Compliance Certificate" means a compliance certificate, in substantially the form of Exhibit "B" hereto, with appropriate insertions, signed by the
            -----------
Borrower's chief financial officer, showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, describing the nature and status thereof and any action the Borrower is taking or proposes to take with respect thereto.

     "Default" means an event described in Article VI.
                                           ----------

     "Financial Statements" means those audited consolidated financial statements of the Borrower as of December 31, 1999 included in the Borrower's annual report on Form 10-K and the unaudited consolidated financial statements of the Borrower as of March 31, 2000 included in the Borrower's most recently filed form 10-Q.

     "Indebtedness" shall mean all liabilities, obligations and indebtedness to any Person of any and every kind and nature, whether primary, secondary, direct, indirect, absolute, contingent, fixed, or otherwise, heretofore, now or hereafter owing, due, or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under written or oral agreement, by operation of law, or otherwise, but excluding indebtedness or other obligations of Borrower to any of its Subsidiaries. Without in any way limiting the generality of the foregoing, Indebtedness specifically includes (i) the Obligations, (ii) all liabilities created or arising under any lease of real or personal property, or conditional sale or other title retention agreement with respect to property used and/or acquired by a Person, (iii) all unfunded pension fund obligations and liabilities and (iv) deferred taxes.

     "Indebtedness For Borrowed Money" means Indebtedness for money borrowed or any reasonable financial equivalent thereof, including without limitation obligations under a written loan agreements or notes and obligations under Capitalized Leases.

     "Initial Warrants" shall means the warrants issuable in accordance with the provisions of Section 12.2.1.

     "Lenders" means the Persons listed on the signature pages of this Agreement and their respective successors and assigns.

     "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

     "Loan" means, with respect to a Lender, such Lender's portion of any Advance.

     "Loan Documents" means this Agreement, the Notes and all other agreements, instruments and documents executed by or on behalf of the Borrower or any Lender in connection with this Agreement or the Obligations.

     "Material Adverse Effect" means a material adverse effect on the consolidated financial condition and/or consolidated results of operations of the Borrower.

     "Maturity Date" means the date falling 12 months after the date hereof (provided that the Maturity Date may be accelerated to an earlier date under

Section 2.1.4, and provided further that if such date is not a Business Day, the
-------------
Maturity Date shall be the next succeeding Business Day).

     "Note" or "Notes" means the promissory notes issued in connection with this Agreement and which evidence Borrower's indebtedness to the Lenders in connection herewith.

     "Obligations" means all unpaid principal of and accrued and unpaid interest on the Notes and all accrued and unpaid fees, and all expenses, reimbursements and other obligations of Borrower to the Lenders or to any Lender arising under the Loan Documents.

     "Operating Lease" of a Person means any lease of Property other than a Capitalized Lease.

     "Outstanding Credit Exposure" means, as to any Lender at any time, the aggregate principal amount of its Loans outstanding at such time.

     "Participants" is defined in Section 10.2.1.
                                  --------------

     "Payment Date" means the last Business Day of each month after the first Borrowing Date.

     "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party, or government (whether national, federal, state, county, city municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

     "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

     "Pro Rata Share" means, with respect to a Lender, a portion equal to a fraction the numerator of which is such Lender's Revolving Commitment and the denominator of which is the Aggregate Revolving Commitment.

     "Required Lenders" means Lenders in the aggregate having at least 80% of the Aggregate Revolving Commitment or, if the Aggregate Revolving Commitment has been terminated, Lenders in the aggregate holding at least 80% of the Aggregate Outstanding Credit Exposure; provided, however, that any Lender who is then in breach of its Revolving Commitment may not be one of the "Required Lenders".

     "Revolving Commitment" means, for each Lender, the obligation of such Lender to make Loans to the Borrower, all in an aggregate amount at any one time outstanding not exceeding the amount set forth opposite its signature on the signature pages hereto, as such amount may be reduced from time to time pursuant to the terms hereof.

     "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

     "Subsidiary" means any entity, the majority of the equity ownership or voting interests of which is at the time owned, directly or indirectly, by the Borrower or by one or more other Subsidiaries of the Borrower or by the Borrower and one or more of its Subsidiaries.

     "Substantial Portion" means, with respect to the Property of Borrower, Property which represents more than 25% of the combined assets of Borrower as would be shown in the financial statements of Borrower as at the beginning of the four-quarter period ending immediately prior to the quarter in which such determination is made.

     "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

     "Transferee" means any purchaser or any other Person acquiring an interest in any Lender's interest in the Loan Documents.

     "Warrants" means the warrants exercisable for the purchase of common stock of the Borrower which is described in Article XII hereof.
                                      -----------

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                  ARTICLE II.

                                  THE CREDITS
                                  -----------

2.1  Commitment.
     ----------

     2.1.1  Revolving Commitment. From and including the date of this Agreement
            --------------------
     and prior to the Maturity Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding its Revolving Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Maturity Date.

     3.1.2  Ratable Loans. Each Advance hereunder shall consist of Loans made
            -------------
    from the several Lenders ratably according to their Pro Rata Shares.

     2.1.3 Limitation on Borrowings. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, the
            Aggregate Outstanding Credit Exposure shall at no time exceed the sum of (i) the Aggregate Revolving Commitment, plus (ii) unpaid but not yet payable interest and fees due under this Agreement. The Borrower agrees that if at any time any such excess shall arise, it shall, on the next Payment Date repay Loans to the extent necessary to eliminate such excess.

     2.1.4 Termination of Commitment; Acceleration of Maturity Date by Borrower. Notwithstanding Section 2.1.1 hereof, if at any time Borrower pre-pays all Obligations in accordance with Section 2.4, the Borrower may, subject to the survival clauses herein, terminate this Agreement by giving written notice of termination to all of the Lenders, such notice to be effective as of the date which is three business days following the date received.

2.2  Minimum Amount of Each Advance. Each Advance shall be in the minimum amount
     ------------------------------
of One Million Dollars ($1,000,000.00) (and in multiples of $100,000.00 if in excess thereof), provided, however, that any Advance may be in the amount of the entire remaining available portion of the Aggregate Revolving Commitment.

2.3  Dollar Denominations of Each Advance and Payment. All Advances to Borrower
     ------------------------------------------------
and all sums due to Lenders hereunder will be paid in United States Dollars, and all references herein to "$" are to United States Dollars.

2.4  Principal Payments.
     ------------------

     2.4.1  Optional. Borrower may from time to time pay, without penalty or
            --------
premium, all or any part of the outstanding Advances.

     2.4.2  Mandatory. Borrower shall pay all outstanding Advances on the
            ---------
earlier of (i) the Maturity Date or (ii) upon Lender's acceleration of debt under Section 7.1.2. In addition, in the event that, during the term hereof, the Borrower receives any proceeds from any sale by Borrower of its debt or equity securities or from Indebtedness for Borrowed Money contracted with the approval of the Required Lenders as required hereunder, the Borrower shall be required to make a prepayment of the outstanding Advances, pro rata to the Lenders, equal to the full amount of the proceeds so received; provided, however, that the proceeds from a placement of shares with American Century Ventures, Inc. which is currently being implemented by the Borrower shall not be required to be allocated to the prepayment of any funds hereunder.

     2.4.3  Application of Advances to Warrant Exercise or Purchase of Borrower'
            -------------------------------------------------------------------
     Shares. If Borrower fails to repay any Advances (together with related
     ------
     Interest pursuant to Section 2.7) as required on the Maturity Date, the amount by which Borrower fails to meet such payment obligation hereunder (the "Repayment Shortfall") (or any portion thereof) may be, at each Lender's sole discretion and option, (i) applied toward the payment of the Exercise Price (as defined in Article XII) with respect to the redemption of any Warrant issued pursuant to the terms hereof or (ii) subject to applicable laws, regulations and Borrower's contractual commitments as in effect on the date of this Agreement, applied toward the purchase price of the Borrower's shares in accordance with the terms of this Section 2.4.3. Any Lender wishing to exercise the options provided in clauses (i) or (ii) above shall give the Borrower written notice of such exercise (and, in the case of (i), a notice of exercise of the Warrants with respect to which such option is applied) within 15 days following the Maturity Date. If the Repayment Shortfall is applied to the purchase of shares as provided in clause (ii) above, subject to fulfillment of any legal or regulatory requirement for issuance of the shares, the Borrower shall, within 15 business days of receipt of such notice, sell and issue to the Lender(s) its shares of common stock, par value $0.02 per share at a per share price equal to the average closing price of such shares as quoted on the NASDAQ SmallCap market during the ten trading days immediately prior to and including the Maturity Date (the "10 Day Average Price"). The number of shares issued and sold to each Lender hereunder shall be equal to (a) the number of shares issuable under Warrants exercised in the case of clause
     (i) above, or (b) the number derived from dividing the aggregate amount of the Advances with respect to which the option provided in clause (ii) above is exercised by the 10 Day Average Price, rounded down to the nearest whole number.

2.5  Method of Making New Advances. Borrower shall give each Lender notice (a
     -----------------------------
"Borrowing Notice") not later than 11:00 a.m. (New York time) three Business Days prior to the Borrowing Date of each Advance, and each notice will be in writing (e-mail communications will suffice as a writing) and specify:

     (i) the Borrowing Date, which shall be a Business Day, of such Advance, and

     (ii) the aggregate amount of such Advance.

Provided that each notice provides the requisite information and Borrower has requested an amount fundable in accordance with the terms and conditions of this Agreement, then not later than 11:00 a.m. (New York time) on each Borrowing Date, each Lender will fund each Advance to Borrower by wire transfer to Borrower's account at LaSalle National Bank, as follows:

      Account Name:    Euronet Services, Inc
      Account Number:  8600394954
      Bank Name:       LaSalle National Bank
                       135 South LaSalle Street
                       Chicago, IL 60603
      Bank ABA:        071-000-505

2.6  Interest Rate. Each Advance shall bear interest on the outstanding
     -------------
principal amount thereof, for each day from and including the date such Advance is made until the date each Advance is repaid by Borrower at a rate of ten percent (10%) per annum, computed daily.

2.7  Interest Payment Dates; Interest and Fee Basis. Interest accrued on each
     ----------------------------------------------
Advance shall be payable on a calendar quarterly basis, within five business days of the end of each quarter. Interest on Advances shall be calculated for actual days elapsed on the basis of a 365-day year. Interest shall be payable for the day an Advance is made, if such Advance is wired to Borrower on or prior to the time set forth in Section 2.5, but not for the day of any payment on the
                         -----------
amount paid if payment is received at the place of payment after 11:00 a.m. (New York time). Notwithstanding anything herein, Borrower may pre-pay any interest without any penalty or premium.

2.8  Rates Applicable After Default. Notwithstanding anything to the contrary
     ------------------------------
contained in Sections 2.1 or 2.5, during the continuance of a Default, the Required Lenders may, at their option, by notice to the Borrower, declare that no additional Advance may be made. During the continuance of a Default, the Required Lenders may, at their option, by notice to the Borrower (which notice may be given or revoked at the option of the Required Lenders), declare that each Advance shall bear interest at the rate otherwise applicable plus 5% per annum (the "Default Rate").

2.9  Method of Payment. All payments of the Obligations hereunder shall be made
     -----------------
in immediately available funds to each Lender at the Lender's address specified pursuant to Article XI, or at any other address specified in writing by the
            ----------
Lender to the Borrower, by 11:00 a.m. (New York time).

2.10 Promissory Notes. To evidence Borrower's indebtedness hereunder, Borrower
     ----------------
will execute and deliver to each Lender a promissory note in the form attached hereto as Exhibit "A" (the "Note"). Each Lender, in consultation with Borrower, will attach a schedule to the Note indicating (i) the principal amount of each Advance, (ii) interest accruing on each Advance, (iii) each payment of principal and/or interest on each Advance, and (iv) each Lender's Pro Rata Share of each Advance and each payment; provided, however, that the failure to so record shall not affect the Borrower's obligations hereunder or under the Note. The records of the Lenders regarding Advances, interest accruals, payments and pro rata allocation thereof between the Lenders shall govern absent manifest error.

                                 ARTICLE III.

                             CONDITIONS PRECEDENT
                             --------------------

3.1  Initial Borrowing.  The Lenders shall not be required to make the initial
     -----------------
Advance hereunder unless the Borrower has executed and delivered to each Lender:

          (i) The Promissory Note from the Borrower payable to the order of each Lender, for the benefit of each Lender in the form of Exhibit "A";
                                                           ----------

          (ii) A true and correct Compliance Certificate from Borrower in the form of Exhibit "B"; and
        ----------

          (iii)  The Initial Warrants.

3.2  Each Borrowing.  The Lenders shall not be required to make any Advance
     --------------
unless on the applicable Borrowing Date Borrower has executed and delivered to each Lender:

          (i) A true and correct Compliance Certificate from Borrower in the form of Exhibit "B" ; and
        ----------

          (ii) The Additional Warrants required to be issued in connection with such Advance in accordance with Section 12.2.2 hereof.



                                  ARTICLE IV.

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------


4.1 Representations and Warranties of the Borrower.  The Borrower represents
    ------------------------------------------------------------------------
and warrants as follows, it being understood that for purposes of this Article
------------
IV, the term "Borrower" shall mean the Borrower and/or any of its Subsidiaries:

       4.1.1  Corporate Existence and Standing.  The Borrower is a corporation
                                      --------
duly incorporated, validly existing and in good standing under the laws of its state of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted and where the failure to have such authority would be reasonably likely to have a Material Adverse Effect.

       4.1.2  Authorization and Validity.  The Borrower has the right and power
              --------------------------
and is duly authorized and empowered to enter into, execute, deliver and perform the Loan Documents to which it is a party. The execution and delivery by the Borrower of the Loan Documents to which it is a party and the performance by it of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which it is a party constitute legal, valid and binding obligations of the Borrower enforceable against it in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

       4.1.3  No Conflict; Government Consent.  The execution, delivery and
              -------------------------------
performance by the Borrower of the Loan Documents to which it is a party (i) shall not violate any applicable law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower, or breach any provision contained in its Articles of Incorporation or By-Laws and (ii) shall not breach any material provision contained in any agreement, instrument, indenture or other document to which it is now a party or by which it is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the Property of the Borrower pursuant to the terms of any such agreement, instrument or indenture. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents to which the Borrower is a party.

       4.1.4  Financial Statements.  The Borrower's Financial Statements
              --------------------
provided to each Lender wereperformance by the Borrower of the Loan prepared in accordance with generally accepted accounting principles in effect on the date they were prepared and fairly present the assets, liabilities and financial condition and results of operations of the Borrower and such other Persons described therein as of the dates thereof, and there are no omissions therefrom or other facts or circumstances which are or may be material not mentioned therein. There exist no equity, loans or outstanding advances to any Person not reflected in the Financial Statements.

       4.1.5  Material Adverse Effect.  There has been no Material Adverse
              -----------------------
Effect since the date of the most recent Financial Statement.

       4.1.6  Taxes.  Borrower and the Susidiaries have filed all federal,
              -----
state and local tax returns (including, but not limited to, income and payroll tax returns) and other reports which Borrower and the Subsidiaries are required by law, rule or regulation to file and all Charges that are due and payable have been paid.

4.2    Representations and Warranties of the Lenders.  Each Lender that is a
       ---------------------------------------------
corporation or a legal entity  represents and warrants as follows:

       4.2.1  Corporate Existence and Standing.  The Lender is a corporation
              ---------------------------------
duly incorporated, validly existing and in good standing under the laws of its state of incorporation.

       4.2.2  Authorization and Validity.  The Lender has the right and power
              --------------------------
and is duly authorized and empowered to enter into, execute, deliver and perform the Loan Documents to which it is a party. The execution and delivery by the Lender of the Loan Documents to which it is a party and the performance by it of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which it is a party constitute legal, valid and binding obligations of the Lender enforceable against it in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

       4.2.3  No Conflict. The execution, delivery and performance by the Lender
              -----------
of the Loan Documents (i) shall not violate any applicable law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Lender, or breach any provision contained in its Articles of Incorporation or By-Laws and (ii) shall not breach any material provision contained in any agreement, instrument, indenture or other document to which it is now a party or by which it is bound.


                                  ARTICLE V.

                                  COVENANTS
                                  ---------

     During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

5.1  Notice of Default. As provided in Section 6.7, Borrower will give prompt
     -----------------
notice in writing to the Lenders of the occurrence of any Default or Unmatured Default of which it is aware.

5.2  Conduct of Business.
     -------------------

       5.2.1  Corporate Status.  The Borrower and each Subsidiary will do all
              ----------------
       things necessary to remain duly incorporated, validly existing and in good standing as a corporation in its jurisdiction of incorporation.

       5.2.2  Other Changes.  Neither the Borrower nor any Subsidairy will make
              -------------
       any material change in its capital structure or in any of its business objectives, purposes and operations which causes a Material Adverse Effect. The Borrower and each Subsidiary will also do all things necessary to qualify to do business in each jurisdiction in which it does a material amount of business.

5.3  Compliance with Laws.  The Borrower and each Subsidiary will materially
     --------------------
comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

5.4  Indebtedness.  Neither the Borrower nor any Subsidiary will, without
     ------------
consent of Required Lenders, incur any Indebtedness For Borrowed Money (other than the Obligations) during the term hereof, provided that the Borrower or its Subsidiaries may complete financing transactions not to exceed $10 million in the aggregate that are currently under discussion or negotiation with banks or lease finance companies in Hungary, the United Kingdom, Germany and the United States.

                                  ARTICLE VI.

                                   DEFAULTS
                                   --------

     The occurrence of any one or more of the following events shall constitute a Default:

6.1  Representations and Warranties.  Any statement, warranty, representation,
     ------------------------------
report, financial statement, or certificate made or delivered by the Borrower or any Subsidiary or any its or their respective officers or agents to any Lender is not true and correct in any material respect on the date as of which made.

6.2  Non-Payment.  The Borrower fails to make any payment due hereunder within
     -----------
fifteen (15) days after the due date.

6.3  Failure to Observe Covenants.  The breach by Borrower or any Subsidiary of
     ----------------------------
any of the other terms, provisions or covenants of this Agreement which is not remedied within twenty (20) Business Days after written notice from any Lender.

6.4  Bankruptcy, Receivership or Similar Proceedings.  Neither the Borrower nor
     -----------------------------------------------
any of the Subsidiaries (i) has an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect; (ii) makes an assignment for the benefit of creditors; (iii) applies for, seeks, consents to, or acquiesces in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property; (iv) institutes any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fails to file an answer or other pleading denying the material allegations of any such proceeding filed against it, or (v) without the Borrower's or the relevant Subsidiary's application, approval or consent, a receiver, trustee, examiner, liquidator or similar official is appointed for the Borrower or any subsidiary, or an involuntary bankruptcy proceeding is instituted against the Borrower or any Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 45 days.

6.5  Defaults under Loan Documents.  The occurrence of any "default", as defined
     -----------------------------
in any Loan Document (other than this Agreement or the Note) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement or the Note), which default or breach continues beyond any period of grace therein provided.

6.6  Material Adverse Effect.  A default shall occur under any agreement,
     -----------------------
document or instrument, other than the Loan Documents, now or hereafter existing, to which the Borrower or any Subsidiary is a party, which default has a Material Adverse Effect upon any of the covenants, representations or warranties contained in the Loan Documents; and the same is not cured to the satisfaction of all Lenders within twenty (20) Business Days after any Lender gives the Borrower notice identifying such default. Without limiting the generality of the foregoing, any default under the Indenture entered into by the Borrower with respect to its 12- 3/8% Senior Discount Notes due 2006 (the "Indenture") shall be considered a default under this Section 6.6.

6.7  Notice of Compliance and Defaults. The Borrower shall notify the Lenders of
     ---------------------------------
the occurrence of any Default or Unmatured Default within 10 business days of such Default. The Borrower shall provide the Lenders with a copy of any annual and quarterly statements furnished to the trustee under the Indenture as to the performance by the Borrower of its obligations under the Indenture and as to any default in such performance.

                                 ARTICLE VII.

                ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
                ----------------------------------------------

7.1  Acceleration.
     ------------
       7.1.1  Bankruptcy or Insolvency Defaults.  If any Default described in
              ---------------------------------
Section 6.4 occurs with respect to the Borrower, (i) the obligations of the
-----------
Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Lenders.

       7.1.2  Other Defaults.  If any Default occurs and is continuing (other
              -------------
than a Default described in Section 6.4), any Lender may: (i) terminate or
                            -----------
suspend its obligation to make Loans and declare the Obligations to it to be due and payable, or both, whereupon such Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind; and
(ii) exercise and and all of their rights and remedies under applicable law. However, if Borrower fails to pay the Obligations in full by the Maturity Date, then the Lenders agree to refrain from exercising their remedies under this Agreement or applicable law until forty-five (45) days after the Maturity Date; provided, however, during that 45 day period, interest will accrue at the Default Rate until the date on which all Obligations are paid.

7.2  Amendments.  Subject to the provisions of this Article VII, the Required
     ----------                                     -----------
Lenders and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing, modifying in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender affected thereby:

               (i)    Extend the maturity of any Loan;

               (ii) Change the definition of Required Lenders or the percentage of the Aggregate Revolving Commitment, the Aggregate Outstanding Credit Exposure, or the number of Lenders which shall be required for the Lenders or any of them to take any action under this Section or any other provision of the Loan Documents;

               (iii) Waive any individual Lender's right to payment of principal, interest or commitment fees due to such Lender (provided that such Lender is not in breach of its Revolving Commitment);

               (iv) Waive any individual Lender's right to the issuance and receipt of Warrants due to such Lender (provided that such Lender is not in breach of its Revolving Commitment); or

               (v)    Amend this Section 7.2.
                                 -----------
7.3  Preservation of Rights.  No delay or omission of the Lenders or the Lenders
     ----------------------
to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of an Advance notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Advance shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 7.2, and then only
                                                      -----------
to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Lenders until the Obligations have been paid in full.


                                 ARTICLE VIII.

                              GENERAL PROVISIONS
                              ------------------

8.1  Survival.
     ---------

       8.1.1  Survival of Warranties and Representations.  Borrower covenants,
              ------------------------------------------
       warrants and represents to the Lenders, on its own behalf and on behalf of its Subsidiaries, that all of its representations and warranties contained in the Loan Documents shall be true at the time of such Person's execution of the Loan Documents, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transaction described therein or related thereto.

       8.1.2  Survival of Obligations Upon Termination of Agreement.  Except as
              -----------------------------------------------------
       otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of the Loan Documents shall in any way affect or impair the powers, obligations, duties, rights, and liabilities of the Borrower or any Lender in any way or respect relating to any transaction or event occurring prior to such termination or cancellation or any of the undertakings, agreements, covenants, warranties and representations of any Lender contained in the Loan Documents. All such undertakings, agreements, covenants, warranties and representations shall survive such termination or cancellation.

8.2  Governmental Regulation.  Anything contained in this Agreement to the
     -----------------------
contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

8.3  Taxes.  Any taxes (excluding (x) U.S. federal taxation of the overall net
     -----
income of any Lender, and (y) national, state or local overall net income and franchise or other similar taxes imposed on any Lender by a jurisdiction under the laws of which such Lender is organized, in which its principal office is located, or in which its principal office is located) or other similar assessments or charges made by any governmental or revenue authority in respect of the Loan Documents shall be paid by the Borrower, together with interest and penalties, if any resulting from the Borrower's failure to fulfill its obligations hereunder.

8.4  Headings.  Section headings in the Loan Documents are for convenience of
     --------
reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

8.5  Entire Agreement.  The Loan Documents embody the entire agreement and
     ----------------
understanding among the Borrower and the Lenders and supercede all prior agreements and understandings among such parties relating to the subject matter thereof.

8.6  Benefits of this Agreement.  The failure of any Lender to perform any of
     --------------------------
its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

8.7  Expenses; Indemnification. The Borrower shall indemnify each Lender, and
     -------------------------
each of their respective directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Borrowing hereunder, other than any such losses, claims, damages, penalties, judgments, liabilities or expenses which (w) result from the gross negligence or willful misconduct of the Person to be indemnified, (x) result from any Lender's breach or alleged breach of its Revolving Commitment, (y) arise out of or relate to any dispute regarding the reasonableness of any fees for which the Borrower has any reimbursement or indemnity obligation, or (z) are the subject of or are incurred in connection with any litigation or proceeding with respect to which the Borrower, on the one hand, and one or more of the Lenders, on the other hand, are directly opposing parties and with respect to which the Borrower has substantially prevailed. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

8.8  Accounting.  Except as provided to the contrary herein, all accounting
     ----------
terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

8.9  Severability of Provisions.  Any provision in any Loan Document that is
     --------------------------
held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

8.10 Nonliability of Lenders.  Until the Warrants are issued to and exercised by
     -----------------------
any of the Lenders, the relationship between the Borrower and the Lenders shall be solely that of borrower and lender. No Lender shall have any fiduciary responsibilities to the Borrower.

8.11 CHOICE OF LAW.  THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY
     -------------
EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF MISSOURI.

8.12 CONSENT TO JURISDICTION.  THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE
     -----------------------
NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR MISSOURI STATE COURT IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS.

8.13 Confidentiality.  Each Lender agrees to hold any confidential information
     ---------------
which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to other Lenders, (ii) to legal counsel, accountants, and other professional advisors to that Lender or to a Transferee each of whom shall be subject to the restrictions set forth in this Section, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, or (v) to any Person in connection with any legal proceeding to which that Lender is a party.

8.14 Nonreliance.  Each Lender hereby represents that it is not relying on or
     -----------
looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Borrowings provided for herein.

8.15 CONFLICT OF TERMS.  EXCEPT AS OTHERWISE PROVIDED IN THE LOAN DOCUMENTS BY
     -----------------
SPECIFIC REFERENCE TO THE APPLICABLE PROVISION OF THIS AGREEMENT, IF ANY PROVISION CONTAINED IN THIS AGREEMENT IS IN CONFLICT WITH, OR INCONSISTENT WITH, ANY PROVISION IN THE OTHER LOAN DOCUMENTS, THE PROVISION CONTAINED IN THIS AGREEMENT SHALL GOVERN AND CONTROL.


                                  ARTICLE IX.

                           SETOFF; RATABLE PAYMENTS
                           ------------------------

9.1  Setoff.  In addition to, and without limitation of, any rights of the
     ------
Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default or Unmatured Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

9.2  Ratable Payments.  If any Lender, whether by setoff or otherwise, has
     ----------------
payment made to it upon its Outstanding Credit Exposure in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Aggregate Outstanding Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share (as calculated immediately prior to the receipt of such payment) of the Aggregate Outstanding Credit Exposure. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their respective Pro Rata Shares (as calculated immediately prior to such receipt of collateral or other protection) of the Aggregate Outstanding Credit Exposure. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.


                                  ARTICLE X.

               BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
               -------------------------------------------------

10.1 Successors and Assigns.  The terms and provisions of the Loan Documents
     ----------------------
shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that neither the Borrower nor any of the Lenders may assign their respective rights or obligations under the Loan Documents without the prior written consent of (i) the Borrower in the case of an assignment by any Lender (except as provided below), or (ii) all Lenders in the case of an assignment by the Borrower; provided, however, that any Lender may assign its rights and obligations to any wholly owned subsidiary of the Lender without the consent of the Borrower. Any assignee or transferee of a Note agrees by acceptance of its assignment or transfer to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note issued in exchange therefor.

10.2 Participations.
     --------------

     10.2.1 No Permitted Participants; Effect.  No Lender may, without the prior
            ---------------------------------
     consent of the Borrower, sell to any bank, fund or other entity ("Participants") participating interests in any Outstanding Credit Exposure owing to such Lender, any Note held by such Lender, any Revolving Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such consent and subsequent sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

     10.2.2  Voting Rights.  Each Lender shall retain the sole right to
             -------------
     approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Outstanding Credit Exposure or Revolving Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Outstanding Credit Exposure or Revolving Commitment, postpones any date fixed for any regularly-scheduled payment of principal of any Loan in which such Participant has an interest, or any regularly-scheduled payment of interest or fees on any such Outstanding Credit Exposure or Revolving Commitment, or releases any guarantor of any such Outstanding Credit Exposure.

     10.2.3  Benefit of Setoff.  The Borrower agrees that each Participant shall
             -----------------
     be deemed to have the right of setoff provided in Section 9.1 in respect of
                                                       -----------
     its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 9.1 with
                                                         -----------
     respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 9.1, agrees to share
                                                -----------
     with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 9.2 as if
                                                             -----------
     each Participant were a Lender.


                                  ARTICLE XI.

                                    NOTICES
                                    -------

     Except as otherwise permitted hereby with respect to borrowing notices, any notice required or permitted to be given under this Agreement shall be sent by United States mail, FAX or nationally established overnight courier service, and shall be deemed received (i) when received by the addressee if sent via the United States mail, postage prepaid, (ii) when receipt thereof by the addressee is confirmed by telephone if sent by FAX and (iii) one Business Day after delivery to an overnight courier service, if sent by such service, in each case addressed to the relevant party at the address set forth for such party on the signature pages hereto or at such other address as may be designated by such party in a notice sent in accordance with the terms of this Article XI to the
                                                            ----------
other parties.

                                 ARTICLE XII.

                                   WARRANTS
                                   --------

12.1   Agreement to Issue Warrants. In connection with this Agreement and the
       ---------------------------
Lenders' funding and fulfillment of their Revolving Commitments, the Borrower agrees to issue warrants to purchase up to Four Hundred Twenty Thousand (420,000) shares of its common stock to the Lenders in the form attached hereto as Exhibit "C" (the "Warrants") and in accordance with the terms and conditions set forth herein and therein. However, Borrower has no obligation to issue Warrants to any Lender until each such Lender has satisfied the terms and conditions set forth herein which are applicable to it. The term "Exercise Price" as used in the Warrant shall be equal to the average of the Borrower's share price as quoted on NASDAQ during the ten trading days prior to the date of issuance of the Warrant, less ten percent.

12.2   Terms and Conditions of Warrants.
       --------------------------------

       12.2.1  Issuance of Initial Warrants. Upon the execution of this
               ----------------------------
Agreement by all of the Lenders and the Borrower, the Borrower will issue One Hundred Thousand (100,000) Warrants to the Lenders according to their Pro Rata Shares.

       12.2.2  Issuance of Additional Warrants. The Borrower will issue an
               -------------------------------
additional Eighty Thousand (80,000) Warrants to the Lenders according to their Pro Rata Shares for each One Million Dollars ($1,000,000) (or any partial portion thereof) of Aggregate Outstanding Credit Exposure (the "Additional Warrants"). The Additional Warrants shall be issued as of each Borrowing Date, provided that it is understood by the Parties that any Advances for which Warrants have been issued that have been repaid to the lenders but subsequently re-borrowed hereunder shall not result in additional Warrants. In the event that one or more Lenders is in breach of their Revolving Commitment, then the Borrower will not issue Warrants to such Lender(s), and the Borrower will reduce its aggregate issuance of Warrants by that Lender's Pro Rata Share, it being understood that the obligations of the Borrower under any warrants issued hereunder shall not be affected thereby.

       12.2.3  Securities Regulations Provisions.
               ---------------------------------

               (i) Each Lender hereby represents and warrants to the Borrower, that such Lender is an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act of 1933. Notwithstanding anything herein to the contrary, the issuance of Warrants to any Lender is conditioned upon such Lender being an accredited investor at the time of issuance of such Warrants. Each Lender agrees to execute such documents as may be reasonably requested by Borrower at the time of issuance of such Warrants representing and warranting to Borrower such Lender's status as an accredited investor.

               (ii) Each Lender hereby acknowledges and agrees that the Warrants issued pursuant to Article XII hereof, and the securities issuable upon
                          -----------
       exercise of such Warrants, have not been registered under the Securities Act of 1933 or any state securities laws and may not be transferred in the absence of such registration or an exemption therefrom.

       Each Lender further acknowledges and agrees that such Warrants and such securities may be transferred only in compliance with the conditions specified in such Warrants.

                                 ARTICLE XIII.

                                 COUNTERPARTS
                                 ------------

       This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower and the Lenders.


                           [Signature Pages Follow]

Required Disclosure.  As required by Section 432.045 of Title 28, Chapter 432 of
-------------------
the Missouri Revised Statutes, the parties acknowledge as follows:

     ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT BORROWER AND LENDERS FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS BORROWER AND LENDERS MAY LATER AGREE IN WRITING TO MODIFY IT.


     In Witness Whereof, the Borrower and the Lenders have executed this Agreement as of the date first above written.

                                      EURONET SERVICES, INC.
                                      as the Borrower


                                      _________________________________
                                      Mr. Daniel R. Henry

                                      Title: Chief Operating Officer

                                          4601 College Boulevard
                                          Leawood, Kansas 66211
                                          FAX: (913) 327-1921
                                          Telephone: (913) 327-4200

Revolving Commitments
---------------------


$2,400,000                         DST Systems, Inc.
                                   as a Lender


                                        By:___________________________


                                        333 West 11/th/ Street, 5/th/ Floor
                                        Kansas City, Missouri 64105-1594
                                        FAX:  (816) 435-8630
                                        Telephone:  (816) 435-8660



$1,000,000                         Hungarian American Enterprise Fund
                                   as a Lender


                                   By:_______________________________
                                        Mr. Eriberto R. Scocimara

                                        President

                                        1 East Putnam Avenue
                                        Greenwich, Connecticut 06830-5429
                                        FAX:  (203) 869-3556
                                        Telephone:  (203) 869-3114



$600,000                           Mr. Michael J. Brown
                                   as a Lender


                                   __________________________________

                                      Michael J. Brown

                                      11508 Canterbury Circle
                                      Leawood, Kansas 66211
                                      FAX:  (913) 491-9622
                                      Telephone:  (913) 491-3514

                                  EXHIBIT "A"

                           REVOLVING PROMISSORY NOTE

$___________                                                ________, 2000

     Euronet Services, Inc., a Delaware corporation (the "Borrower"), promises to pay to the order of __________________[each Lender] the principal sum of ___________________[the Lender's Commitment] Dollars, together with interest on the unpaid principal amount thereof (the "Principal Balance") at the rates and on the date or dates set forth in this Note.

     Section 1.  Payment Terms

     (a) Rate of Interest. This Note shall bear interest on the Principal Balance at an annual rate of ten percent (10%) (the "Applicable Rate").

     (b) Payments of Interest. Interest shall be payable on a quarterly calendar basis within five business days of the end of each calendar quarter.

     (c) Maturity. The entire Principal Balance, and all accrued but unpaid interest, if any remains, shall be due and payable in full on June 28, 2001 ("Maturity").

     (d) Prepayments. The Maker may make prepayments of principal at any time and from time to time.

     (e) Application of Payments. All payments under this Note shall be applied first to late charges, premiums, and other costs, if any, then to accrued but unpaid interest and then to reduce the Principal Balance.

     Section 2.  Default

     (a) General Remedies. If the Maker fails to make any payment under this Note on the date such payment is due, [Lender] or other holder of this Note (the "Holder") may, at its option, declare all amounts due under this Note to be immediately due and payable, and exercise any or all rights and remedies available to it hereunder and under all applicable laws.

     (b) Interest Rate and Late Charge after Default. If the Maker fails to make any payment under this Note on the date of such payment is due, the Principal Balance shall bear interest at 5 percentage points above the Applicable Rate, until such payment is made.

     Section 3.  Place and Payment of Notices

     (a) Place of Payments. All payments on this Note shall be paid in immediately available funds at the address of _____________ set forth for notices in Section 3(b), or such other place as the Holder may specify from time to time. Any payment of principal or interest which falls due on a weekend day or legal public holiday shall be payable on the next business day in and such extension of time shall be included in calculating the amount of interest to be paid.

     (b) Notice. Any notice or other communication required or permitted to be given hereunder shall be in writing, and shall be delivered to the parties at the addresses set forth below (or to such other addresses as the parties may specify by due notice to the others). Notices or other communications given by certified mail, return receipt requested, postage prepaid, shall be rebuttably presumed given 3 days after the date of mailing. Notices or other communications sent in any other manner shall be given only when actually received.

          (a)  If to the Maker:

               Euronet Services Inc.
               4601 College Boulevard, Suite 300
               Leawood, Kansas, 66211
               Attention: Jeffrey B. Newman
               Telefax:  1 913 327 1921


          (b)  If to _____________:

               _____________________________
               _____________________________
               _____________________________
               Attention:  _________________
               Telecopy:  __________________

                 With a copy to:
                 _____________________________
                 _____________________________
                 _____________________________
                 Attention: __________________
                 Telecopy: ___________________

     Section 4.  Miscellaneous

     Each right, power and remedy of the Holder under this Note or under applicable laws shall be cumulative and concurrent, and the exercise of any one or more of them shall not preclude the simultaneous or later exercise by the Holder of any or all such other rights, powers or remedies. No failure or delay by the Holder to insist upon the strict performance of any one or more provisions of this Note or to exercise any right, power or remedy consequent upon a breach hereof or default hereunder shall constitute a waiver thereof, or preclude the Holder from exercising any such right, power or remedy. No modification, change, waiver or amendment of this Note shall be deemed to be made unless in writing signed by the party to be charged. If it becomes necessary to employ counsel to collect this obligation, the Maker agrees to pay reasonable attorneys' fees for legal services involved. The Maker and each indorser, guarantor, accommodation party and surety of this Note hereby waive demand, presentment for payment, protest, notice of dishonor and notice of protest. This Note shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. The invalidity, illegality or unenforceability of any provision of this Note shall not affect or impair the invalidity, legality or enforceability of any other provision. This Note shall be deemed to be made in, and shall be governed by the laws of the State of Missouri.


                                           EURONET SERVICES, INC.


                                           ___________________________
                                           Name:__________________
                                           Title:_________________

                SCHEDULE OF ADVANCES AND PAYMENTS OF PRINCIPAL
                        AND INTEREST TO REVOLVING NOTE
                          OF EURONET SERVICES, INC.,
                              DATED _______, 2000

                    Principal                                                    Unpaid Principal    Amount of Interest
                    Amount of         Date of Principal        Principal         ----------------    ------------------
Date of Advance      Advance               Payment            Amount Paid              Balance               Paid
---------------      -------               -------            -----------              -------               ----

                                  EXHIBIT "B"

                            COMPLIANCE CERTIFICATE

     To:  The Lenders parties to the
          Credit Agreement Described Below

     This Compliance Certificate is furnished pursuant to that certain Revolving Credit Agreement dated as of June 28, 2000 (as amended, modified or extended from time to time, the "Agreement") among the Borrower and the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

     THE UNDERSIGNED HEREBY CERTIFIES THAT:

     1.   I am the duly elected Chief Financial Officer of the Borrower;

     2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a review of the transactions and conditions of the Borrower during the accounting period covered by the Borrower's most recent financial statements;

     3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this certificate.

     4.   The representations and warranties contained in Article IV are true
                                                          ----------
and correct in all material respects as of the date hereof except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date; and

     5. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, any Material Adverse Change in the financial condition of the Borrower from that reflected in the financial statements and projections previously provided to Lenders.

     The foregoing certifications herein are true and correct and are made and delivered this ____ day of ____________, 2000

                                     Mr. Richard Halka

                                     ___________________________________

                                     Chief Financial Officer

                                     Euronet Services Inc.

                                  EXHIBIT "C"

                                FORM OF WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. THIS WARRANT AND SUCH SECURITIES MAY NOT BE TRANSFERRED UNLESS IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THIS WARRANT.


                                                          ________________, 2000


                             EURONET SERVICES INC.
                                    WARRANT


     EURONET SERVICES INC., a Delaware corporation (the "Company"), for value received, hereby certifies that __________ or its registered assigns, is entitled to purchase from the Company, at any time or from time to time during the period specified in Section 2 hereof, ______________ fully paid and nonassessable shares of Common Stock, par value US$0.02, of the Company (the "Common Stock"), at an exercise price equal to US$________ ("US$" means United States Dollars) per share, subject to adjustment hereunder (the "Exercise Price"), and subject to the other terms herein. As used herein, the term "Warrant Shares" means the shares of Common Stock issuable upon exercise of this Warrant (the "Warrant").

     1.   Manner of Exercise; Issuance of Certificates; Payment for Shares.
          ----------------------------------------------------------------
Subject to the provisions hereof, this Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this Warrant, together with a completed exercise agreement in the form attached hereto (the "Exercise Agreement"), to the Company during normal business hours on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), and upon payment to the Company in cash, by certified or official bank check or by wire transfer to an account specified by the Company of the Exercise Price for the Warrant Shares specified in the Exercise Agreement. The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or such holder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered, the completed Exercise Agreement shall have been delivered, and payment shall have been made for such shares as set forth above. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within five business days after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of such holder. In the event this Warrant is exercised in part, the Company shall also deliver a new

Warrant to the holder hereof, which Warrant shall be identical to this Warrant, except that the number of Warrant Shares exercisable therefor shall be decreased by the number of Warrant Shares so purchased.

     2.   Period of Exercise. This Warrant is exercisable at any time or from
          ------------------
time to time on or after the date first listed above, and before 5:00 p.m., United States Eastern Standard Time on the date following one year thereafter (the "Exercise Period"), provided, however, that if the Company is in default as provided in the last sentence of Section 7.1.2 of the Revolving Credit Agreement dated June 28, 2000 pursuant to which this Warrant is issued (the "Credit Agreement"), then the Exercise Period shall expire three business days after the date on which all Obligations, as defined in the Credit Agreement, have been paid.

     3.   Certain Agreements of the Company.  The Company covenants as follows:
          ---------------------------------

          (A)  Shares to be Fully Paid. All Warrant Shares shall, upon issuance
               -----------------------
in accordance with the terms of this Warrant, be validly issued, fully paid, and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof.

          (B)  Reservation of Shares. During the Exercise Period, the Company
               ---------------------
shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

          (C)  Certain Actions Prohibited. The Company shall not, by amendment
               --------------------------
of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against impairment, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

          (D)  Successors and Assigns. This Warrant shall be binding upon any
               ----------------------
entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all the Company's assets.

     4.   Antidilution Provisions. During the Exercise Period, the Exercise
          -----------------------
Price and the number of Warrant Shares shall be subject to adjustment from time to time as provided in this Section 4.

          (a)  Subdivision or Combination of Common Stock. If the Company at any
               ------------------------------------------
time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the Common Stock into a greater number of shares, then, after the record date for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares shall be proportionately increased. If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the Common Stock into a smaller number of shares, then, after the record date for effecting such combination, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares shall be proportionately decreased.

          (b)  Rights; Options; Warrants. In case the Company shall issue
               -------------------------
rights, options, warrants or convertible or exchangeable securities (other than a convertible or exchangeable security subject to Section 4(a)) to all holders of its Common Stock, entitling them to subscribe for or purchase shares of Common Stock at a price per share which is lower (at the record date for such issuance) than the then Current Market Value (defined in Section 4(c) below) per share of Common Stock, the number of Warrant Shares issuable upon exercise of each Warrant thereafter shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of each Warrant by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or convertible or exchangeable securities plus the number of additional shares of Common Stock offered for subscription or purchase, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or convertible or exchangeable securities plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the then Current Market Value per share of Common Stock. Such adjustment shall be made whenever such rights, options, warrants or convertible or exchangeable securities are issued, and shall become effective retroactively immediately after the record date for the determination of shareholders entitled to receive such rights, options, warrants or convertible or exchangeable securities.

          (c)  Issuance of Common Stock at Lower Values.  In case the Company
               ----------------------------------------
shall, in a transaction in which Sections 4(a) and 4(b) are inapplicable, issue or sell shares of Common Stock, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock to an Affiliate (defined below) of the Company, at a price per share of Common Stock (determined in the case of such rights, options, warrants or convertible or exchangeable securities, by dividing (A) the total amount receivable by the Company in consideration of the issuance and sale of such rights, options, warrants or convertible or exchangeable securities, plus the total consideration, if any, payable to the Company upon exercise, conversion or exchange thereof, by (B) the total number of shares of Common Stock covered by such rights, options, warrants or convertible or exchangeable securities) that is lower than the Current Market Value per share of Common Stock in effect immediately prior to such sale or issuance, then the number of Warrant
Shares issuable upon exercise of each Warrant thereafter shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of such Warrant by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such sale or issuance and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such sale or issuance plus the number of shares of Common Stock which the aggregate consideration received (determined as provided below) for such sale or issuance would purchase at such Current Market Value per share of Common Stock. Such adjustment shall be made successively whenever any such sale or issuance is made. For purposes of this Section 4(c), the shares of Common Stock which the holder of any such rights, options, warrants or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale and issuance and the consideration received by the Company therefor shall be deemed to be the consideration received by the Company for such rights, options, warrants or convertible or exchangeable securities, plus the consideration or premiums stated in such rights, options, warrants or convertible or exchangeable securities to be paid for the shares of Common Stock covered thereby.

          In case the Company shall issue and sell shares of Common Stock or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "price per share of Common Stock" and the "consideration" receivable by or payable to the Company for purposes of the first sentence of this Section 4(c), the Board of Directors of the Company shall determine, in good faith, the fair value of such property, which determination shall be evidenced by a resolution of the Board of Directors of the Company. In case the Company shall issue and sell rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, together with one or more other securities as part of a unit at a price per unit, then in determining the "price per share of Common Stock" and the "consideration" receivable by or payable to the Company for purposes of the first sentence of this Section 4(c), the Board of Directors of the Company shall determine, in good faith, the fair value of the rights, options, warrants or convertible or exchangeable securities then being sold as part of such unit, which determination shall be evidenced by a resolution of the Board of Directors of the Company.

          For purposes of Section 4(b) and this Section 4(c), "Current Market Value" per share of Common Stock or any other security at any date means (i) if the security is not registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (a) the value of the security, determined in good faith by the Board of Directors of the Company and certified in a resolution of the Board of Directors of the Company, based on the most recently completed arm's-length transaction between the Company and a person or entity other than an Affiliate of the Company and the closing of which occurs on such date or shall have occurred within the six-month period preceding such date, or (b) if no such transaction shall have occurred on such date or within such six-month period, the fair market value of the security as determined by a nationally or regionally recognized independent financial expert (provided that, in the case of the calculation of Current Market Value for determining the cash value of fractional shares, any such determination within six months that is, in the good faith judgment of the Board of Directors of the Company, a reasonable determination of value, may be utilized) or (ii) (a) if the security is registered under the Exchange Act, the average of the daily closing sales prices of the securities for the 20 consecutive trading days immediately preceding such date, or (b) if the securities have been registered under the Exchange Act for less than 20 consecutive trading days before such date, then the average of the daily closing sales prices for all of the trading days before such date for which closing sales prices are available, in the case of each of (ii)(a) and
(ii)(b), as certified by the Chief Executive Officer, President, any Vice President or the Chief

Financial Officer of the Company. The closing sales price for each such trading day shall be: (A) in the case of a security listed or admitted to trading on any United States national securities exchange or quotation system, the closing sales price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, (B) in the case of a security not then listed or admitted to trading on any national securities exchange or quotation system, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by the Company,
(C) in the case of a security not then listed or admitted to trading on any national securities exchange or quotation system and as to which no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, City and State of New York, customarily published on each business day, designated by the Company, or, if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 30 days prior to the date in question) for which prices have been so reported and (D) if there are not bid and asked prices reported during the 30 days prior to the date in question, the Current Market Value shall be determined as if the securities were not registered under the Exchange Act. "Affiliate" means, with respect to any specified person or entity,
(a) any person or entity directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person or entity or
(b) any person or entity that owns, directly or indirectly, 10% or more of such specified person's or entity's voting capital stock or any director of such specified person or entity.

          (d) Consolidation, Merger or Sale.  In case the Company after the date
              -----------------------------
hereof (a) shall consolidate with or merge into any other entity and shall not be the continuing or surviving corporation of such consolidation or merger, (b) shall permit any other entity to consolidate with or merge into the Company and the Company shall be the continuing or surviving entity but, in connection with such consolidation or merger, all outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other entity or cash or any other property, (c) shall transfer all or substantially all of its properties or assets to any other person or entity, or (d) shall effect a capital reorganization or reclassification of the Common Stock (other than a capital reorganization or reclassification for which adjustment in the Exercise Price is provided in Section 4(a)), then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the holder of this Warrant, upon the exercise hereof at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Exercise Price in effect at the time of such consummation for all Common Stock issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock issuable upon such exercise immediately prior to such consummation, the highest amount of securities, cash or other property to which such holder would have been entitled as a shareholder upon such consummation if such holder had exercised this Warrant immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in this Section 4. The Company shall not effect any such consolidation, merger, or sale of assets, or capital reorganization or reclassification unless prior to the consummation thereof, the continuing or surviving corporation (if other than the Company) assumes by written instrument the obligations under this Section 4 and the obligations to deliver to the holder of this Warrant such securities, cash or other property as, in accordance with the foregoing provisions, the holder may be entitled to acquire.

          (e)  Distribution of Assets. In case the Company shall declare or make
               ----------------------
any distribution of its assets to all holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise, other than a dividend payable in shares of Common Stock or in cash out of earnings of the Company, the holder of this Warrant shall be entitled upon exercise of this Warrant to receive the amount of cash, securities or other property that would have been payable to the holder had such holder been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to such distribution.

          (f)   Notice of Adjustment. Upon the occurrence of any event that
                --------------------
requires any adjustment of the Exercise Price, the Company shall give notice thereof to the holder of this Warrant, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of Warrant Shares, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

          (g)  Adjustment of Exercise Price. No adjustment of the Exercise Price
               ----------------------------
shall be made in an amount less than 1% of the Exercise Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Exercise Price. In the event that any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded up to the nearest cent.

          (h)  No Fractional Shares. If any exercise of this Warrant would
               --------------------
result in the issuance of a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon such exercise shall be the nearest whole number of shares.

          (i)  Other Notices.  In case at any time:
               -------------

               (i) the Company shall declare any dividend upon the Common Stock payable in shares of stock of any class or make any other distribution (other than dividends or distributions payable in cash out of retained earnings) to the holders of the Common Stock;

               (ii) the Company shall offer for subscription pro rata to all holders of the Common Stock any additional shares of stock of any class or other rights;
               (iii) there shall be any capital reorganization of the Company, or reclassification of the Common Stock or sale of all or substantially all its assets to another entity;

               (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in each such case, the Company shall give to the holder of this Warrant notice of (a) the date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution or subscription rights, or for determining the holders of Common Stock entitled to vote in respect of any such transaction, and (b) the date (or, if not then known, a reasonable approximation thereof by the Company) when such transaction shall occur. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution or subscription rights or to exchange their Common Stock or stock or other securities or property deliverable upon consummation of such transaction. Such notice shall be given at least 30 days prior to the record date or the date on which the Company's books are closed in respect thereto. Failure to give any such notice or any defect therein shall not affect the validity of any action referred to in clauses (i), (ii), (iii) and (iv) above.

          (j) Certain Events. In case any event shall occur as to which paragraphs (a), (b), (c), (d) or (e) of this Section 4 are not strictly applicable but the failure to make any adjustment would not fairly protect the rights represented by this Warrant in accordance with the essential intent of such provisions, the Company shall give notice of such event as provided in
Section 4(f) and shall make an appropriate adjustment in the Exercise Price and the number of Warrant Shares to preserve, without dilution, the rights represented by this Warrant.

     5.   Issue Tax.  The issuance of certificates for Warrant Shares upon the
          ---------
exercise of this Warrant shall be made without charge to the holder of this Warrant or such shares for any issuance tax or other costs in respect thereof; provided that the holder shall pay all transfer taxes owed upon the issuance of such shares in the name of any person or entity designed by the holder.

     6.   No Rights as a Stockholder. Prior to the exercise of this Warrant, the
          --------------------------
holder hereof, as such, shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote, to consent, to exercise any preemptive right, to receive any notice of meetings of stockholders for the election of directors of the Company or any other matter or to receive any notice of any proceedings of the Company, except as may be specifically provided for herein.

     7.   Transfer, Exchange, and Replacement of Warrant; Resale of Warrant
          -----------------------------------------------------------------
Shares.
------

          (a) Restriction on Transfer. THIS WARRANT (INCLUDING ANY REPLACEMENT WARRANT) MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF (WHETHER BY OUTRIGHT OR COLLATERAL ASSIGNMENT) EXCEPT FOR THE EXERCISE OF THIS WARRANT IN ACCORDANCE WITH ITS TERMS. THE HOLDER OF THIS WARRANT SHALL BE BOUND BY THE TRANSFER RESTRICTIONS CONTAINED HEREIN.

          (b)  Replacement of Warrant. Upon receipt of evidence reasonably
               ----------------------
satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, shall execute and deliver, in lieu thereof, a new Warrant of like tenor.

          (c)  Cancellation; Payment of Expenses. Upon the surrender of this
               ---------------------------------
Warrant in connection with any replacement as provided in this Section 7, this Warrant shall be promptly cancelled by the Company. The Company shall pay all taxes and all other expenses (other than legal expenses, if any, incurred by the holder) and charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 7.

          (d)  Register. The Company shall maintain, at its principal executive
               --------
offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued.

          (e)  Restriction on Resale. The Warrant Shares have not been
               ---------------------
registered under the Securities Act or any state securities laws, and may not be sold or transferred unless (i) subsequently registered thereunder or (ii) the undersigned shall have delivered to the Company an opinion of counsel (which opinion and counsel shall be reasonably acceptable to the Company) to the effect that the Warrant Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration.

          (f)  Exercise Without Registration. If, at the time of the surrender
               -----------------------------
Warrant in connection with any exercise of this Warrant, the Warrant Shares of this Warrant in connection with any exercise of this Warrant, the Warrant Shares shall not be registered under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, that the holder of this Warrant furnish to the Company a written opinion of counsel, which opinion and counsel are acceptable to the Company, to the effect that such exercise may be made without registration under the Securities Act and applicable state securities or blue sky laws.

     8.   Notices.  All notices, requests, and other communications required or
          -------
permitted to be given or delivered hereunder to the holder of this Warrant shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to such holder at the address shown for such holder on the books of the Company, or at such other address as such holder shall have furnished to the Company. All notices, requests and other communications required or permitted to be given or delivered hereunder to the Company shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to Euronet Service Inc., 4601 College Boulevard, Suite 300, Leawood, Kansas 66211,
Attention: Michael J. Brown, Chief Executive Officer, or to such other address as the Company shall have furnished to the holder of this Warrant. Any such notice, request or other communication may be sent by facsimile, but shall in such case be subsequently confirmed by a writing personally delivered or sent by certified or registered mail or by recognized overnight mail courier as provided above. All notices, requests and other communications shall be deemed to have been given either at the time of the receipt thereof at the address specified in this Section 8 or, if mailed by registered or certified mail or with a recognized overnight mail courier, upon deposit with the United States Post Office or such overnight mail courier, postage prepaid and properly addressed.

     9.  Governing Law. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND
         -------------
ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO ITS OR ANY OTHER JURISDICTION'S CONFLICTS OF LAW.

     10.  Miscellaneous.
          -------------

     (a)  Amendments. This Warrant may only be amended by an instrument in
          ----------
writing signed by the Company and the holder hereof.

     (b)  Headings. The headings of the sections and paragraphs of this Warrant
          --------
are for reference purposes only, and shall not affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

                                        EURONET SERVICES INC.


                                        By:______________________________
                                           Michael J. Brown
                                           Chief Executive Officer

                           FORM OF EXERCISE AGREEMENT


                                               Dated:  ________________, _______


To:_________________________

     The undersigned, pursuant to the provisions set forth in the within Warrant, hereby agrees to purchase _________ shares of Common Stock covered by such Warrant, and makes payment herewith in full therefor at the price per share provided by such Warrant in cash or by certified or official bank check in the amount of US$__________. Please issue a certificate or certificates for such shares of Common Stock in the name of and pay any cash for any factional share to:


                                   Name:___________________________________

                                   Signature:     _________________________

                                   Address:       _________________________

                                                  _________________________


                                   Note:          The above signature should
                                                  correspond exactly with the
                                                  name on the face of the within
                                                  Warrant.